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                                                                      EXHIBIT 11

                               DECHERT PRICE & RHOADS
                               1775 Eye Street, N.W.
                               Washington, D.C. 20006

                                                    July 10, 1998

The FBR Family of Funds
1001 Nineteenth Street North
Arlington, Virginia  22209

Dear Sirs:

          We have acted as counsel to the FBR Family of Funds, a Delaware business trust, (the "Company"), and we have a general familiarity with the Company's business operations, practices and procedures. You have asked for our opinion regarding the issuance of Class A shares of beneficial interest by the Company in connection with the acquisition by the FBR Realty Growth Fund, a series of the Company, of the assets of the GrandView Realty Growth Fund and the GrandView S&P REIT Index Fund, series of the GrandView Investment Trust, which will be registered on a Form N-14 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission.

          We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various records of the Company and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

          On the basis of the foregoing, we are of the opinion that the Class A shares of beneficial interest of the Company being registered under the Securities Act of 1933 in the Registration Statement will be legally and validly issued, fully paid and non-assessable by the Company, upon transfer of the assets of the GrandView Realty Growth Fund and the GrandView S&P REIT Index Fund pursuant to the terms of the Agreement and Plan of Reorganization included in the Registration Statement.

          We hereby consent to the filing of this opinion with and as part of the Registration Statement.

                                                    Very truly yours,

                                                    /s/  Dechert Price & Rhoads
                                                    DECHERT PRICE & RHOADS